Exhibit 99.1

FOR IMMEDIATE RELEASE

LEUCADIA NATIONAL CORPORATION AND JEFFERIES GROUP, INC. MERGER TO BE

EFFECTIVE MARCH 1, 2013

NEW YORK, February 28, 2013 – Leucadia National Corporation (NYSE: LUK) and Jefferies Group, Inc. (NYSE: JEF) today announced that the stockholders of Jefferies Group, Inc. and the shareholders of Leucadia National Corporation overwhelmingly approved the merger between the two companies pursuant to which Jefferies’ stockholders will receive 0.81 of a share of Leucadia common stock for each share of Jefferies common stock they held and that the merger will be consummated effective March 1, 2013. In connection with the merger, Jefferies is also converting to a limited liability company, Jefferies Group LLC, which will be a subsidiary of Leucadia and will continue to be an SEC reporting company, regularly filing annual, quarterly, and periodic financial reports.

Richard Handler, in addition to continuing in his role as Chief Executive Officer and Chairman of Jefferies, will become the Chief Executive Officer of Leucadia and one of its Directors. Brian Friedman, in addition to continuing in his role as Chairman of the Executive Committee of Jefferies, will become Leucadia’s President and one of its Directors. Joseph Steinberg, in addition to continuing to work full-time as an executive of Leucadia, will become Chairman of the Board of Leucadia. Ian Cumming will retire as Chairman of the Board and Chief Executive Officer of Leucadia but will continue in his role as a director of Leucadia.

Leucadia will continue its 35-year track record of acquiring and owning businesses and investments and will be able to additionally leverage the knowledge base, opportunity flow and execution capabilities of the combined company. Jefferies will continue to operate in a manner consistent with its historical business model and remain a client-focused, conservatively capitalized, and full-service global investment banking firm.

About Leucadia

Leucadia National Corporation (NYSE: LUK) is a diversified holding company engaged through its consolidated subsidiaries in a variety of businesses, including beef processing, manufacturing, gaming entertainment, real estate activities and medical product development. The Company also owns significant equity interests in various operating businesses that are not consolidated subsidiaries including a commercial mortgage origination and servicing business, automobile dealerships and real estate activities.

About Jefferies

Jefferies Group, Inc. is the global investment banking firm focused on serving clients for over 50 years. The firm is a leader in providing insight, expertise and execution to investors, companies and governments, and provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and commodities, in the U.S., Europe and Asia.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about Jefferies’ and Leucadia’s future and statements that are not historical facts. These forward looking statements are usually preceded by the words “expect,” “intend,” “may,” “will,” or similar expressions. All information and estimates relating to the merger of Leucadia and Jefferies and the combination of those businesses constitute forward looking statements. Forward looking statements may contain expectations regarding post-merger activities and financial strength, operations, synergies, and other results, and may include statements of future performance, plans, and objectives. Forward looking statements also include statements pertaining to Leucadia and Jefferies strategies for future development of our businesses. Forward looking statements represent only Leucadia’s and Jefferies’ beliefs regarding future events, many of which by their nature are inherently uncertain or subject to change. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in Leucadia’s and Jefferies’ forward looking statements is contained in reports that are filed and will be filed with the SEC. You should read and interpret any forward looking statement together with such reports.

For further information, please contact:

Leucadia National Corporation

Investor Relations

(212) 460-1900

Peregrine C. Broadbent

Chief Financial Officer

Jefferies Group, Inc.

(212) 284-2338

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